                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                 Settlement Date         6/30/01
                                                 Determination Date      7/11/01
                                                 Distribution Date       7/16/01



I.      All Payments on the Contracts                                                                                  2,606,171.74
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               61,228.64
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         64,380.65
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                6,057.10
VIII.   Transfers to the Pay-Ahead Account                                                                                (6,549.58)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             -163.82

Total available amount in Collection Account                                                                          $2,731,124.73
                                                                                                                      ==============


DISTRIBUTION AMOUNTS                                  Cost per $1000
--------------------                                  --------------

1.   (a)  Class A-1 Note Interest Distribution                                       0.00
     (b)  Class A-1 Note Principal Distribution                                      0.00
          Aggregate Class A-1 Note Distribution           0.00000000                                                            0.00

2.   (a)  Class A-2 Note Interest Distribution                                       0.00
     (b)  Class A-2 Note Principal Distribution                                      0.00
          Aggregate Class A-2 Note Distribution           0.00000000                                                            0.00

3.   (a)  Class A-3 Note Interest Distribution                                       0.00
     (b)  Class A-3 Note Principal Distribution                                      0.00
          Aggregate Class A-3 Note Distribution           0.00000000                                                            0.00

4.   (a)  Class A-4 Note Interest Distribution                                       0.00
     (b)  Class A-4 Note Principal Distribution                                      0.00
          Aggregate Class A-4 Note Distribution           0.00000000                                                            0.00

5.   (a)  Class A-5 Note Interest Distribution                                 110,054.75
     (b)  Class A-5 Note Principal Distribution                              2,059,161.21
          Aggregate Class A-5 Note Distribution          74.03467440                                                    2,169,215.96

6.   (a)  Class A-6 Note Interest Distribution                                 128,375.00
     (b)  Class A-6 Note Principal Distribution                                      0.00
          Aggregate Class A-6 Note Distribution           5.41666667                                                      128,375.00

7.   (a)  Class B Note Interest Distribution                                    59,285.00
     (b)  Class B Note Principal Distribution                                        0.00
          Aggregate Class B Note Distribution             5.56666667                                                       59,285.00

8.   (a)  Class C Note Interest Distribution                                    98,822.83
     (b)  Class C Note Principal Distribution                                        0.00
          Aggregate Class C Note Distribution             5.70833312                                                       98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                         30,097.09
     (b)  Reimbursement of prior Monthly Advances                               72,294.66
               Total Servicer Payment                                                                                     102,391.75

10.  Deposits to the Reserve Account                                                                                      173,034.19

Total Distribution Amount from Collection Account                                                                      $2,731,124.73
                                                                                                                      ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                              87,555.30
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                   85,478.89
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                          9,072.44
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)               8,857.28
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                       190,963.91
                                                                                                                      ==============

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                         82.89292
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)              80.92708
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            163.82

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                      0.00
        (b) Class A-2 Notes    @            0.06028                                                     0.00
        (c) Class A-3 Notes    @            6.140%                                                      0.00
        (d) Class A-4 Notes    @            6.250%                                                         0
        (e) Class A-5 Notes    @            6.420%                                                110,054.75
        (f) Class A-6 Notes    @            6.500%                                                    128375
                     Aggregate Interest on Class A Notes                                                                   238429.75

        (g) Class B Notes @                 0.0668                                                                             59285

        (h) Class C Notes @                 0.0685                                                                          98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                             0.00
        (b) Class A-2 Notes                                                                             0.00
        (c) Class A-3 Notes                                                                             0.00
        (d) Class A-4 Notes                                                                             0.00
        (e) Class A-5 Notes                                                                             0.00
        (f) Class A-6 Notes                                                                                0

        (g) Class B Notes                                                                               0.00
                                                                         -----------------------

        (h) Class C Notes                                                                               0.00


3.   Total Distribution of Interest                                          Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000               0.00
        (b) Class A-2 Notes                                                             0               0.00
        (c) Class A-3 Notes                                                    0.00000000               0.00
        (d) Class A-4 Notes                                                    0.00000000                  0
        (e) Class A-5 Notes                                                    3.75613481         110,054.75
        (f) Class A-6 Notes                                                    5.41666667             128375
                     Total Aggregate Interest on Class A Notes                                                             238429.75

        (g) Class B Notes                                                      5.566666667                                 59,285.00

--------------------------------------------
        (h) Class C Notes                                                             5.71                                  98822.83

                                                                         -----------------------


PRINCIPAL

                                                                             No. of Contracts
1.   Amount of Stated Principal Collected                                                          791922.89
2.   Amount of Principal Prepayment Collected                                       78.00         1265509.74
3.   Amount of Liquidated Contract                                                      2            1728.58
                                                                                                     -------
4.   Amount of Repurchased Contract                                                     0          0.0000000

       Total Formula Principal Distribution Amount                                                                      2,059,161.21

5.   Principal Balance before giving effect to Principal Distribution                            Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                     0.00
        (b) Class A-2 Notes                                                                       0.0000000                     0.00
        (c) Class A-3 Notes                                                                       0.0000000                     0.00
        (d) Class A-4 Notes                                                                       0.0000000                     0.00
        (e) Class A-5 Notes                                                                       0.7020813            20,570,981.44
        (f) Class A-6 Notes                                                                                1                23700000

        (g) Class B Notes                                                                                  1           10,650,000.00

        (h) Class C Notes                                                                                  1           17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                     0.00
        (b) Class A-2 Notes                                                                                                     0.00
        (c) Class A-3 Notes                                                                                                     0.00
        (d) Class A-4 Notes                                                                                                     0.00
        (e) Class A-5 Notes                                                                                                     0.00
        (f) Class A-6 Notes                                                                                                        0

        (g) Class B Notes                                                                                                       0.00
                                                                         -----------------------

        (h) Class C Notes                                                                                                       0.00


7.   Principal Distribution                                                  Cost per $1000
        (a) Class A-1 Notes                                                     0.00000000                                      0.00
        (b) Class A-2 Notes                                                     0.00000000                                      0.00
        (c) Class A-3 Notes                                                     0.00000000                                      0.00
        (d) Class A-4 Notes                                                     0.00000000                                      0.00
        (e) Class A-5 Notes                                                    70.27853959                              2,059,161.21
        (f) Class A-6 Notes                                                             0                                          0

        (g) Class B Notes                                                               0                                       0.00

        (h) Class C Notes                                                               0                                       0.00


8.   Principal Balance after giving effect to Principal Distribution                             Pool Factor
        (a) Class A-1 Notes                                                                       0.0000000                     0.00
        (b) Class A-2 Notes                                                                       0.0000000                     0.00
        (c) Class A-3 Notes                                                                       0.0000000                     0.00
        (d) Class A-4 Notes                                                                       0.0000000                     0.00
        (e) Class A-5 Notes                                                                       0.6318027            18,511,820.23
        (f) Class A-6 Notes                                                                               1                 23700000

        (g) Class B Notes                                                                         1.0000000            10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                             1                  17312029.25



POOL  DATA
                                                                                                      Aggregate
                                                                            No. of Contracts      Principal Balance
1.   Pool Stated Principal Balance as of                  37072                  2,617                70,173,849.48

2.   Delinquency Information                                                                                            % Delinquent

              (a) 31-59 Days                                                       45                  1,024,055.54      0.014593122
              (b) 60-89 Days                                                       12                     247426.43      0.003525906
              (c) 90-119 Days                                                      9                     189,139.40      0.002695297
              (d) 120 Days +                                                       0                           0.00                0

3.   Contracts Repossessed during the Due Period                                   0                           0.00

                                                                                                --------------------
4.   Current Repossession Inventory                                                1                      80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                  2                       1,728.58
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        61,228.64
       Total Aggregate Net Losses for the preceding Collection Period                                                      -59500.06

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         -14236.34

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                      486                          4259959.630

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         0.091684783

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                            112.8654133



TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                                0.788%
    (b)  Delinquency Percentage Trigger in effect ?                                            NO

2.  (a)  Average Net Loss Ratio                                                      -7.87544E-05
    (b)  Net Loss Ratio Trigger in effect ?                                                    NO
    (c)  Net Loss Ratio (using ending Pool Balance)                                  -0.000165227

3.  (a)  Servicer Replacement Percentage                                             -0.000627036
    (b)  Servicer Replacement Trigger in effect ?                                              NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                30,097.09

2.   Servicer Advances                                                                                                      64380.65

3.   (a)  Opening Balance of the Reserve Account                                                                          5325240.59
     (b)  Deposits to the Reserve Account                                                                 173034.19
     (c)  Investment Earnings in the Reserve Account                                                       17929.72
     (d)  Distribution from the Reserve Account                                                          -190963.91
     (e)  Ending Balance of the Reserve Account                                                                           5325240.59

4.   Specified Reserve Account Balance                                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                          54745.66